EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2020 and 2019, September 30, 2020 and
the Years Ended December 31, 2020 and 2019

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2020
Composite Materials	$93.8	$83.4	$48.3	$225.5
Engineered Products	32.9	36.3	1.1	70.3
Total	$126.7	$119.7	$49.4	$295.8
	43%	40%	17%	100%

Third Quarter 2020
Composite Materials	$95.6	$71.9	$48.2	$215.7
Engineered Products	33.2	36.9	1.1	71.2
Total	$128.8	$108.8	$49.3	$286.9
	45%	38%	17%	100%

Fourth Quarter 2019
Composite Materials	$293.0	$81.9	$68.5	$443.4
Engineered Products	86.8	33.4	0.7	120.9
Total	$379.8	$115.3	$69.2	$564.3
	68%	20%	12%	100%

Year to date December 31, 2020
Composite Materials	$661.4	$297.9	$226.6	$1,185.9
Engineered Products	160.9	150.6	5.0	316.5
Total	$822.3	$448.5	$231.6	$1,502.4
	55%	30%	15%	100%

Year to date December 31, 2019
Composite Materials	$1,234.6	$318.1	$310.4	$1,863.1
Engineered Products	363.1	126.6	2.9	492.6
Total	$1,597.7	$444.7	$313.3	$2,355.7
	68%	19%	13%	100%